                                                                   EXHIBIT 10.11

                          MANAGEMENT ADVISORY AGREEMENT

         THIS MANAGEMENT ADVISORY AGREEMENT ("Advisory Agreement"), is executed as of November 3, 2004 by and among Klesch & Company Limited (the "Advisor"),
TAL International Group, Inc., a Delaware corporation (the "Company"), and its direct or indirect subsidiaries, including those party hereto (each are referred to as a "Subsidiary" and collectively as the "Subsidiaries").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Advisor has and/or has access to personnel who are highly skilled in the field of rendering advice to businesses such as the Company;

         WHEREAS, the Board of Directors of the Company has been made fully aware of the relationships of certain members of the Company's Board of
Directors to the Advisor;

         WHEREAS, the Company's Board of Directors has reviewed in detail and discussed the terms and provisions of this Agreement and the fairness of this
Agreement and whether more favorable agreements for the Company could be obtained from unaffiliated third parties; and

         WHEREAS, on the basis of its review of this Agreement, the Board of
Directors of the Company deemed it advisable and in the best interests of the
Company and necessary to the conduct, promotion, and attainment of the business objectives of the Company that the Company retain Advisor to provide business and financial advice to the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

         1. The Company hereby retains the Advisor, through the Advisor's own personnel or through personnel available to the Advisor, to render consulting services from time to time to the Company and its direct and indirect
Subsidiaries (whether now existing or hereafter acquired) in connection with their acquisitions, divestitures and investments, their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates, and the expansion of their businesses.
Advisor shall render such services to the Company and/or its direct and indirect
Subsidiaries in good faith and in accordance with professional standards and applicable law. The term of this Agreement shall commence the date hereof and continue until December 31, 2009, unless extended, or sooner terminated, as provided in Section 4. The Advisor's personnel shall be reasonably available to the Company's managers, auditors and other personnel for consultation and advice pursuant to this Agreement, subject to Advisor's reasonable convenience and scheduling. Services may be rendered at the Advisor's offices or at such other locations selected by the Advisor as the Company and the Advisor shall from time to time agree.

         2. (a) Subject to Section 4, for services to be rendered, the Company shall pay quarterly to the Advisor a consulting services fee equal to (i) 40% of the first $1,250,000 of the

Base Amount (as defined below) plus (ii) the Advisor's Pro Rata Portion (as defined below) of any Base Amount in excess of $1,250,000. Such fee will be paid quarterly in arrears on each Payment Date (as defined in the Credit Agreement dated as of November 3, 2004, among Transamerica Leasing, Inc., Trans Ocean
Ltd., Trans Ocean Container Corporation, the Lenders party thereto and Fortis
Bank (Nederland) N.V. (the "Senior Credit Agreement"), starting with a payment in respect of the quarter ended March 31, 2005.

            (b) For purposes of this Agreement the following terms shall have the corresponding meanings:

                  (i) "Base Amount" shall mean an amount equal to 2.5% of EBITDA
         (as defined in that certain Senior Subordinated Credit Agreement, dated as of November 3, 2004, by and among the Company and the lenders named therein) for the most recently completed and reported fiscal quarter of the Company and its Subsidiaries on a consolidated basis.

                  (ii) "Common Stock" shall mean the Common Stock, par value
         $.001 per share of the Company.

                  (iii) "Pro Rata Portion" shall mean the fraction obtained by dividing (x) the number of shares of Common Stock owned by the Seacon
         Investors on the date of payment of the consulting fee under this
         Section 2 by (y) the number of shares of Common Stock owned by the
         Resolute Investors plus the number of shares of Common Stock owned by the Seacon Investors on the date of payment of the consulting fee under this Section 2.

                  (iv) "Seacon Investors" shall mean Seacon Holdings Limited and its affiliates.

                  (v) "Resolute Investors" shall mean The Resolute Fund, L.P.,
         The Resolute Fund Singapore PV, L.P., The Resolute Fund Netherlands PV
         I, L.P., The Resolute Fund Netherlands PV II, L.P., The Resolute Fund
         NQP, L.P., JZ Equity Partners PLC, Fairholme Partners, L.P., Fairholme
         Ventures II, LLC, Fairholme Holdings, Ltd., Edgewater Private Equity
         Fund III, L.P., Edgewater Private Equity IV, L.P., and their respective affiliates.

            (c) In addition to the foregoing, in recognition of the services rendered through the date hereof by the Advisor for the evaluation, negotiation, financing and closing of the Stock Purchase Agreement, dated July 10, 2004, between TA Leasing Holding Co., Inc. and Klesch & Company Limited, as amended, and related financing, the Company shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Advisor for services provided by the entities listed on Exhibit I in connection with such evaluation, negotiation, financing and closing, promptly after submission of the appropriate invoices. In addition, the Company shall reimburse Advisor at Closing for any private aircraft, travel, meals and lodging expenses incurred by Advisor in connection with such evaluation, negotiation, financing and closing up to
$850,000 in the aggregate, promptly after submission of the appropriate invoices.

                                      -2-

         3. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Sections 2, (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its Subsidiaries or properties including, without limitation, the Senior Credit Agreement, (b) if the Company or any of
its subsidiaries has not paid cash interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates and such payments have not been made within applicable cure periods, or has not paid or accrued cash dividends on any dividend payment date as set forth in its certificate of incorporation or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation with respect to its preference shares, if any or (c) if for any other reason payment of the monitoring fee set forth in Section 3 of the Management Consulting
Agreement dated as of the date hereof, by and among The Jordan Company, L.P. and the Company and its subsidiaries (the "TJC Management Agreement") is prohibited under any credit, Stock or other financing agreement of the Company. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be canceled but rather accrue, and shall be payable by the Company promptly when, and to the extent, that the Company and its Subsidiaries are no longer prohibited from making such payments and when the
Company has become current with respect to such principal or interest payments and has become current with respect to such dividends and has made such redemptions with respect to such preferred shares, if any. Any payment required hereunder which is not paid when due shall bear interest at the rate of five percent (5%) per annum. This Section 3 will not, in any event, restrict or limit the Company's obligations under Sections 7 and 8, which will be absolute and not subject to set-off.

         4. This Agreement shall be automatically renewed for successive one-year terms starting December 31, 2009 unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this
Agreement may be terminated by not less than thirty (30) days' prior written notice from the Company to the Advisor at any time after (a) substantially all of the shares or substantially all of the assets of the Company or all of its
Subsidiaries are sold to an entity which is not an Affiliate (as defined in the
Shareholders Agreement, dated the date hereof, between the Company and the other parties thereto) of the Advisor or The Resolute Investors, (b) the Company is
merged or consolidated into another entity unaffiliated with the Advisor and/or the Resolute Investors and the Company is not the survivor or resulting company of such transaction, (c) the Company consummates a "Public Offering" (as defined in the Shareholders Agreement dated as of the date hereof by and among the
Company and the stockholders of the Company party thereto) for gross proceeds of at least $50 million, (d) the Seacon Investors own less than five percent (5%)
of the outstanding Common Stock (for the avoidance of doubt, all shares of
Common Stock subject to the Escrow Agreement are owned by the Seacon Investors unless and until such shares are released from escrow and distributed to the
Resolute Investors), or (e) the TJC Management Agreement is terminated for any reason after the initial five-year term thereof other than any termination by the Company pursuant to clause (d) of Section 5 of the TJC Management Agreement.

         5. The Advisor shall have no liability to the Company for breach of this Agreement on account of (i) any advice which it renders to the Company or any of its direct or indirect

                                      -3-

Subsidiaries, provided the Advisor believed in good faith that such advice was useful or beneficial to the Company or any of its direct or indirect
Subsidiaries at the time it was rendered, or (ii) the Advisor's inability to or achieve results desired by the Company (or any of its direct or indirect
Subsidiaries) or Advisor's failure to render services to the Company at any particular time or from time to time. The Company's and any its direct or indirect Subsidiaries' sole remedy for any claim for breach under this Agreement shall be termination of this Agreement.

         6. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges for itself and, to the extent it is able, on behalf of its direct and indirect Subsidiaries that the Advisor and its shareholders, members, partners, employees, directors and agents intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and neither the Advisor nor any of its shareholders, members, partners, employees, directors or agents shall be under any obligation whatsoever to make such acquisitions or business transactions through the Company or any of its direct or indirect Subsidiaries or offer such acquisitions or business transactions to the Company or any of its direct or indirect Subsidiaries.

         7. The Company will, and will cause each of their direct and indirect
Subsidiaries to, indemnify and hold harmless to the fullest extent permitted by applicable law, the Advisor, its affiliates and associates, and each of the respective owners, members, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement, the Advisor's services hereunder or other activities on behalf of the Company and its direct and indirect Subsidiaries.

         8. Any payments paid by the Company under this Agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes
(other than income taxes) or other governmental charges levied in respect of such payments, so that the Advisor is made whole for such taxes or charges.

         9. (a) This Agreement and the other agreements entered into on the date hereof in connection with this Agreement supersede all prior agreements between the parties with respect to the subject matter thereof (including the letter agreement dated September 16, 2004, by and among The Resolute Fund, L.P., TMC
Holdings, Inc. and Klesch & Company Limited and the letter agreement dated
September 16, 2004, by and between The Resolute Fund, L.P. and Klesch & Company
Limited) and constitute a complete and exclusive statement of the terms of the agreements among the parties with respect to the subject matter thereof. Without limiting the generality of the foregoing, the fee payable to Seacon Holdings
Limited under the Transaction Fee Agreement dated as of the date hereof, between the Company and Seacon Holdings Limited, shall satisfy, in all respects, the $12 million transaction fee specified to be paid to the Advisor pursuant to the letter agreement dated September 16, 2004, by and between The Resolute Fund,
L.P. and Klesch & Company Limited.

             (b) This Agreement may be assigned by Advisor to any of its subsidiaries or affiliates without the consent of the Company; provided, however, such assignment shall not relieve such party from its obligations hereunder. Any assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                                      -4-

             (c) In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

             (d) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

             (e) If at any time after the date upon which this Agreement is executed, the Company acquires or creates one or more subsidiary corporations (a
"Subsequent Subsidiary"), the Company, or in the case of Subsequent Subsidiaries that are not direct or indirect Subsidiaries of the Company, to the extent it is able, shall cause such Subsequent Subsidiary to be subject to this Agreement and all references herein to the Company's "direct and indirect Subsidiaries" shall be interpreted to include all Subsequent Subsidiaries.

             (f) Each Subsidiary of the Company shall be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Company, as if a direct obligation of such Subsidiary.

             (g) No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

             (h) The Advisor and its personnel shall, for purposes of this
Agreement, be independent contractors with respect to the Company.

             (i) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF
THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF
THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD
NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY
TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED
TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF
FORUM SET FORTH IN THIS SECTION 9(i) SHALL NOT BE DEEMED TO PRECLUDE THE
ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT OR THE TAKING
OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT IN ANY OTHER
APPROPRIATE JURISDICTION.

             (j) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY
LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO
THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED
HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL
CIRCUMSTANCES

                                      -5-

ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER
LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE SOUTHERN
DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE
EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT
AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE
(1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE
RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT
NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO
REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK; (3)
AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY
NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION
IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT
IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE
ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS
AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO
RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL
PROCEEDING IN THE SOUTHERN DISTRICT OF NEW YORK; (6) AGREE TO PROVIDE THE OTHER
PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH
AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN
ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS
SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE
MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;
AND (9) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT
SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED
BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT
OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE
ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

                            [Signature Pages Follow]

                                      -6-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         KLESCH & COMPANY LIMITED

                                         By:   /s/ A. Gary Klesch
                                             ---------------------------------
                                         Name:  A. Gary Klesch
                                         Title: Chairman

                                         TAL INTERNATIONAL GROUP, INC.

                                         By:   /s/ A. Richard Caputo, Jr.
                                             ---------------------------------
                                         Name:  A. Richard Caputo, Jr.
                                         Title: Vice President